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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Exmar N.V.:

We consent to the use in the registration statement on Form F-1 of Exmar Energy Partners L.P. of our reports dated April 15, 2014, with respect to the combined carve-out financial statements of the predecessor business to Exmar Energy Partners LP, the combined financial statements of Excelerate NV, Explorer NV and Express NV, and the combined financial statements of Excelsior BVBA, Exmar (Excalibur) Shipping Cy Ltd, Excalibur Shipping Company Ltd and Solaia Shipping L.L.C. as of December 31, 2013 and 2012, and for each of the years in the two-year period ended December 31, 2013, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Bedrijfsrevisoren—Réviseurs d'Entreprises civil CVBA
/s/ Patricia Leleu
Patricia Leleu Bedrijfsrevisor / Réviseur d'Entreprises

Brussels, BELGIUM
September 24, 2014

 Consent of Independent Registered Public Accounting Firm

The Board of Directors of Exmar Energy Partners L.P:

We consent to the use of our report dated September 24, 2014 with respect to the balance sheet of Exmar Energy Partners LP as of September 17, 2014, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Bedrijfsrevisoren—Réviseurs d'Entreprises civil CVBA
/s/ Patricia Leleu
Patricia Leleu Bedrijfsrevisor / Réviseur d'Entreprises

Brussels, BELGIUM
September 24, 2014

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  Exhibit 23.1
  Consent of Independent Registered Public Accounting Firm
  Consent of Independent Registered Public Accounting Firm